Exhibit #10.44



                               PURCHASE AGREEMENT

                                     between

                          FAIR, ISAAC AND COMPANY, INC.

                                       and

                        SAN RAFAEL CORPORATE CENTER, LLC

                                  June 28, 2000

                               Lindaro Office Park
                             San Rafael, California


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1 Purchase and Sale....................................................1
        1.1    The Property....................................................1
        1.2    Property Approval Period........................................2

ARTICLE 2 Purchase Price.......................................................3
        2.1    Amount and Payment..............................................3
        2.2    Deposit.........................................................3
        2.3    Liquidated Damages..............................................3

ARTICLE 3 Completion of Sale...................................................4
        3.1    Place and Date..................................................4
        3.2    Exchange........................................................4

ARTICLE 4 Title and Condition..................................................4
        4.1    Title to the Property...........................................4
        4.2    Acceptance of Title.............................................5
        4.3    Condition of the Property.......................................5

ARTICLE 5 Representations and Warranties.......................................6
        5.1    Seller..........................................................6
        5.2    Buyer...........................................................7

ARTICLE 6 Covenants............................................................8
        6.1    Seller..........................................................8
        6.2    Buyer...........................................................9
        6.3    Eminent Domain.................................................10

ARTICLE 7 Conditions Precedent................................................10
        7.1    Seller.........................................................10
        7.2    Buyer..........................................................12

ARTICLE 8 Closing ............................................................13
        8.1    Procedure......................................................13
        8.2    Possession.....................................................13
        8.3    Closing Costs..................................................14
        8.4    Prorations.....................................................14

ARTICLE 9 General ............................................................14
        9.1    Notices........................................................14
        9.2    Attorneys' Fees................................................15
        9.3    Governing Law..................................................15
        9.4    Construction...................................................15


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        9.5    Terms Generally................................................15
        9.6    Further Assurances.............................................15
        9.7    Partial Invalidity and Waiver..................................16
        9.8    Waiver of Jury Trial...........................................16
        9.9    Miscellaneous..................................................16

Exhibit A     Preliminary Report
Exhibit B     Permits
Exhibit C     Agreements
Exhibit D     Plans and Specifications
Exhibit E     Environmental Assessments
Exhibit F     Grant Deed
Exhibit G     PG&E Assignment
Exhibit H     General Assignment
Exhibit I     Seller's Closing Certificate
Exhibit J     Sublease Estoppel Certificate

Exhibit K     Development Agreement Estoppel Certificate
Exhibit L     Buyer's Closing Certificate
Exhibit M     Amendment to Development Agreement
Exhibit N     Consent and Agreement
Exhibit O     Certificate of Nonforeign Status


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                               PURCHASE AGREEMENT

         THIS AGREEMENT, made as of June 28, 2000, by and between FAIR, ISAAC AND COMPANY, INC., a Delaware corporation ("Seller"), and SAN RAFAEL CORPORATE CENTER, LLC, a Delaware limited liability company ("Buyer"),

                              W I T N E S S E T H:

         In consideration of the covenants in this Agreement, Seller and Buyer agree as follows:

                                   ARTICLE 1

                                Purchase and Sale

         1.1 The Property. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, in accordance with this Agreement, all of the following property (collectively, the "Property"):

         (a) The real property in the City of San Rafael, Marin County, California, comprising approximately 12.9 acres, more or less, commonly known as the Lindaro Office Park site, described in Preliminary Report No. 8-208866SB Second Supplemental dated as of June 14, 2000 (the "Preliminary Report"), prepared by First American Title Insurance Company (the "Title Company"), a copy of which is attached hereto as Exhibit A, together with all improvements on such real property and all easements and rights appurtenant to such real property (all such real property, improvements, and easements and rights are collectively the "Real Property");

         (b) All development approvals, entitlements and permits (the "Permits") relating to the Real Property described in Exhibit B attached hereto;

         (c) Seller's interest in all agreements (the "Agreements") relating to the Real Property described in Exhibit C attached hereto;

         (d) All plans and specifications (the "Plans and Specifications") relating to the Real Property described in Exhibit D attached hereto;

         (e) Seller's interest in the Sublease (the "Sublease") dated June 13, 2000, between Seller, as landlord, and the City of San Rafael, a charter city (the "City"), as tenant, relating to the Real Property;

         (f) Seller's interest in all soils, environmental, engineering and other reports of consultants relating to the condition or development of the Real Property but only to the extent Seller has the right to assign such soils, environmental, engineering and other reports of consultants to Buyer; and

         (g) Seller's interest in the name "Lindaro Office Park" relating to the Real Property.


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         1.2 Property Approval Period.


         (a) During the period from the date of this Agreement to July 28, 2000 (the "Property Approval Period"), Buyer shall, in good faith and with diligence, at Buyer's expense, review and investigate the Permits, the Agreements, the
Plans and Specifications, the environmental reports (the "Environmental Assessments") relating to the Real Property described in Exhibit E attached hereto, the physical and environmental condition of the Real Property, the character, quality and general utility of the Property, the zoning, land use, environmental and building requirements and restrictions applicable to the Real Property, the state of title to the Real Property, and the Sublease. Seller shall, on or before the first day of the Property Approval Period, furnish to Buyer a current ALTA survey of the Real Property for review by Buyer during the Property Approval Period. Buyer shall determine whether or not the Property is acceptable to Buyer within the Property Approval Period. If, during the Property Approval Period, Buyer determines, in the sole discretion of Buyer, that the Property is not acceptable for any reason, Buyer shall have the right, by giving notice to Seller on or before the last day of the Property Approval Period, to terminate this Agreement. If Buyer exercises the right to terminate this Agreement in accordance with this section 1.2, this Agreement shall terminate as of the date such termination notice is given by Buyer, in which event the Initial Deposit (as hereinafter defined) and all interest thereon shall be returned to Buyer. If Buyer does not exercise the right to terminate this Agreement in accordance with this section 1.2, this Agreement shall continue in full force and effect, and Buyer shall have no further right to terminate this Agreement pursuant to this section 1.2.

         (b) During the Property Approval Period, Seller shall permit Buyer and Buyer's representatives to inspect and copy the files of Seller relating to the Property, including the Permits, the Agreements, the Plans and Specifications, the Sublease, the Environmental Assessments, soils and engineering reports, and construction cost estimates, but excluding appraisal and valuation reports and similar information, and Seller shall provide Buyer and Buyer's representatives with access to the Property at reasonable times during normal business hours on business days for the purposes of carrying out the responsibilities of Buyer pursuant to this section 1.2. Buyer acknowledges that the materials relating to the Property to be furnished by Seller to Buyer contain confidential and proprietary information. Buyer agrees to keep all such information confidential and not to disclose any such information to any third party except to the extent necessary to carry out the responsibilities of Buyer pursuant to this section
1.2 or to obtain financing for the Property. If Buyer exercises the right to terminate this Agreement in accordance with this section 1.2, Buyer shall, within five (5) days after the termination date, return to Seller all copies of all materials relating to the Property theretofore furnished by Seller.

         (c) Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements, arising from any entry on the Property by Buyer or any of Buyer's representatives. The foregoing indemnification covenant shall survive any termination of this Agreement. Buyer shall, promptly after completion thereof, provide Seller with copies of all studies, tests, reports and other documents or materials relating to the Property that are prepared, conducted or made by, for or on behalf of Buyer (excluding revisions made to the Plans and Specifications by Buyer and additional plans and specifications for improvements on the Real Property prepared by Buyer).


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                                   ARTICLE 2

                                 Purchase Price

         2.1 Amount and Payment. The total purchase price for the Property shall be thirty million two hundred fifty thousand dollars ($30,250,000). At the Closing (as hereinafter defined) on the Closing Date (as hereinafter defined), Buyer shall pay the total purchase price for the Property to Seller in cash in immediately available funds.

         2.2 Deposit. Within two (2) business days after the date of this Agreement, Buyer shall deposit the sum of one million dollars ($1,000,000) (the "Initial Deposit") in cash in immediately available funds in escrow with the Title Company. If Buyer does not exercise the right to terminate this Agreement in accordance with section 1.2 hereof, Buyer shall, within two (2) business days after the last day of the Property Approval Period, deposit the sum of four million dollars ($4,000,000) (the "Additional Deposit") in cash in immediately available funds in escrow with the Title Company. The Initial Deposit and the Additional Deposit are collectively the "Deposit." The Deposit shall be held by the Title Company in an interest-bearing account designated in writing by Buyer and approved in writing by Seller. If Seller and Buyer complete the purchase and sale of the Property in accordance with this Agreement, the Deposit and all interest thereon shall be applied to payment of the total purchase price for the Property in accordance with section 2.1 hereof. If the purchase and sale of the Property is not so completed and this Agreement terminates for any reason other than a default by Buyer under or a breach by Buyer of this Agreement, then the Deposit and all interest thereon shall be returned to Buyer upon such termination of this Agreement.

         2.3 Liquidated Damages. SELLER AND BUYER AGREE THAT, IF BUYER DEFAULTS UNDER OR BREACHES THIS AGREEMENT AND FAILS TO PURCHASE THE PROPERTY IN ACCORDANCE WITH THIS AGREEMENT SOLELY BY REASON OF SUCH DEFAULT OR BREACH, SELLER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT BY GIVING A NOTICE OF TERMINATION TO BUYER AND, UPON SUCH TERMINATION OF THIS AGREEMENT, THE DEPOSIT AND ALL INTEREST THEREON SHALL BE PAID TO SELLER AND RETAINED BY SELLER AS LIQUIDATED DAMAGES AND AS SELLER'S SOLE REMEDY AT LAW OR IN EQUITY. SELLER AND BUYER AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, ACTUAL DAMAGES MAY BE DIFFICULT TO ASCERTAIN AND THE DEPOSIT AND ALL INTEREST THEREON IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IF BUYER DEFAULTS UNDER OR BREACHES THIS AGREEMENT AND FAILS TO PURCHASE THE PROPERTY IN ACCORDANCE WITH THIS AGREEMENT.

         SELLER'S INITIALS:  _____         BUYER'S INITIALS:  _____



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                                   ARTICLE 3

                               Completion of Sale

         3.1 Place and Date. The purchase and sale of the Property shall be completed in accordance with Article 8 hereof (the "Closing"). The Closing shall occur through escrow No. SP-302905-KT with the Title Company at 345 California Street, Suite 2400, San Francisco, California 94104, on the date that is five
(5)  business  days  after  the  ordinance  adopted  by the City  approving  the
Amendment to Development Agreement (as hereinafter defined) described in sections 7.1(a) and 7.2(a) hereof becomes effective in accordance with California Government Section 36937 (the "Closing Date"), or at such other place or on such other date as Seller and Buyer agree in writing. Prior to the Closing Date, Seller and Buyer each shall give appropriate written escrow instructions, consistent with this Agreement, to the Title Company for the Closing in accordance with this Agreement.

         3.2 Exchange. If requested by Buyer, Seller shall cooperate in reasonable ways with Buyer to effect an exchange of the Real Property for real property owned by Buyer pursuant to section 1031 of the Internal Revenue Code and the Income Tax Regulations. Buyer shall be solely responsible for negotiating the terms of any exchange and preparing and furnishing to Seller all agreements, escrow instructions and other documents related to any exchange. Seller shall not be required to take title to any exchange property. All documents to be executed by Seller in connection with any exchange shall be subject to the prior written approval of Seller. Seller shall not be required to assume or incur any additional obligation or liability in connection with any exchange. Any exchange shall not delay or postpone the Closing Date, Seller shall have no liability to Buyer if any exchange fails to qualify for nonrecognition treatment under the income tax laws, and Buyer shall not be released from its obligations under this Agreement to purchase the Property from Seller if any exchange fails for any reason. Buyer shall reimburse Seller at the Closing on the Closing Date for all additional costs and expenses, including reasonable attorneys' fees and disbursements, incurred by Seller in connection with any exchange, whether or not any exchange is completed. Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any participation by Seller in any exchange, whether or not any exchange is completed.

                                   ARTICLE 4

                               Title and Condition

         4.1 Title to the Property. Seller shall convey to Buyer good and marketable fee title to the Real Property, by a duly executed and acknowledged Grant Deed (the "Grant Deed") in the form of Exhibit F attached hereto, free and clear of liens, encumbrances, leases, easements, restrictions, rights, covenants and conditions, except the following (the "Permitted Exceptions"): (a) the matters shown as exceptions 1, 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 14, 15, 16,
17, 25, 26, 27 and 28 in the Preliminary Report, (b) the Sublease, (c) matters shown by the current ALTA survey of the Real Property or a physical inspection of the Real Property, and (d) any other matters created, permitted or approved by Buyer. Seller shall transfer to Buyer good title to the


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Agreements to which Pacific Gas and Electric Company,  a California  corporation
("PG&E"), is a party, by a duly executed and acknowledged Assignment (the "PG&E Assignment") in the form of Exhibit G attached hereto, free and clear of liens, security interests and adverse claims. Seller shall transfer to Buyer good title to the Permits, the Agreements other than the PG&E Agreements, the Plans and Specifications and the Sublease, by a duly executed Assignment (the "General Assignment") in the form of Exhibit H attached hereto, free and clear of liens, security interests and adverse claims.

         4.2 Acceptance of Title. Buyer's acceptance of the Grant Deed from Seller for the Real Property at the Closing on the Closing Date and the issuance of the title insurance policy described in section 7.2 hereof to Buyer by the Title Company on the Closing Date shall conclusively establish that Seller conveyed the Real Property to Buyer as required by this Agreement and shall discharge in full Seller's obligations under section 4.1 hereof with respect to title to the Real Property.

         4.3 Condition of the Property. Except for the express representations and warranties of Seller set forth in section 5.1 hereof and in Seller's Closing Certificate (as hereinafter defined), Buyer is acquiring the Property "AS IS, WHERE IS, AND WITH ALL FAULTS," without any covenant, representation or warranty of any kind or nature whatsoever, express or implied, and Buyer is relying solely on Buyer's own investigation of the Property. Except for such express representations and warranties, Seller makes no covenants, representations or warranties, express or implied, of any kind or nature whatsoever with respect to the Property. Buyer acknowledges that defects, deficiencies or flaws may exist in the quality, legal compliance, physical condition or general utility of the Property and Buyer acknowledges that Buyer has been given the opportunity to investigate and evaluate any such defects, deficiencies and flaws. Buyer expressly assumes all risks of any such defects, deficiencies and flaws and Buyer agrees that Seller shall have no liability whatsoever for any such defects, deficiencies or flaws, except only for such express representations and warranties made by Seller in section 5.1 hereof and in Seller's Closing
Certificate. Without limiting the foregoing, in connection with Buyer's investigation of the Real Property during the Property Approval Period, Buyer shall investigate the presence of hazardous substances (as hereinafter defined) in, on or under the Real Property and the violation of environmental laws (as hereinafter defined) at the Real Property. As used in this Agreement, "hazardous substance" means any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any environmental law and "environmental law" means all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater. Except only for the express representations and warranties relating to the Environmental Assessments made by Seller in section 5.1 hereof and in Seller's Closing Certificate, Buyer hereby expressly, fully, forever and irrevocably waives and releases all claims, demands, liabilities, losses and causes of action against Seller that in any way (directly or indirectly) arise out of, result from or relate to the presence of any hazardous substance in, on or under the Real Property or the violation of any environmental law at the Real Property. Buyer intends this Agreement to be a general release that covers all such claims, demands, liabilities, losses and causes of action, whether known or



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unknown or  suspected  or  unsuspected.  Buyer  hereby  waives all rights  under
California Civil Code Section 1542, which provides:

                           A general release does not extend to claims which the
                  creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Buyer agrees that this Agreement is a full and final general release of all such claims, demands, liabilities, losses and causes of action against Seller.

                                   ARTICLE 5

                         Representations and Warranties

         5.1  Seller.  The  representations  and  warranties  of  Seller in this section 5.1 and in Seller's Closing Certificate are a material inducement for Buyer to enter into this Agreement. Buyer would not purchase the Property from Seller without such representations and warranties of Seller. Such representations and warranties shall survive the Closing for only one (1) year after the Closing Date, at which time such representations and warranties shall terminate. No claim for a breach of any such representations and warranties shall be actionable or payable, and Seller shall have no liability, if the breach in question results from or is based on any fact or circumstance that was known to Buyer prior to Closing or if Buyer fails to commence a legal action in a proper court against Seller for breach of the specific representation and warranty in question before the expiration of such period of one (1) year. As used in this section 5.1, "current actual knowledge of Seller" means the actual knowledge (not imputed knowledge or constructive knowledge) of the fact or circumstance in question by Michael C. Gordon, Vice President of Seller, with no duty, express or implied, to undertake independent inquiry or investigation to ascertain any fact or circumstance or the absence thereof. Seller represents and warrants to Buyer as of the date of this Agreement as follows:

         (a) Seller is a corporation duly incorporated and organized and validly existing and in good standing under the laws of the State of Delaware. Seller is duly qualified to do business and is in good standing in the State of California. Seller has full corporate power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

         (b) Seller has delivered an accurate and complete copy of the Sublease to Buyer. The Sublease has not been amended or modified. No security deposit is held by Seller under the Sublease. To the current actual knowledge of Seller, neither Seller nor the tenant under the Sublease is materially in default in the performance of any material covenant to be performed by


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the  landlord or the tenant,  respectively,  under the  Sublease  and the tenant under the Sublease has no material claims or offsets against Seller pursuant to the Sublease.

         (c) Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

         (d) Except for Colliers International, Seller has not dealt with any real estate broker or finder in connection with the sale of the Property to Buyer or this Agreement.

         (e) There is no litigation, arbitration or other legal proceeding pending (as to which Seller has been served with process as required by law) or, to the current actual knowledge of Seller, threatened against Seller that would, if determined adversely to Seller, materially adversely affect the Property or the sale of the Property pursuant to this Agreement.

         (f) Seller is not a debtor in any bankruptcy case or insolvency proceeding.

         (g) The documents listed in Exhibits B, C and D are all of the material Permits, Agreements, and Plans and Specifications, respectively, relating to the Real Property.

         (h) Seller has paid for all improvement work performed on behalf of Seller on the Real Property and no mechanics' liens presently exist based on such improvement work.

         (i) To the current actual knowledge of Seller, the documents listed in Exhibit E are all of the material Environmental Assessments relating to the presence of hazardous substances on the Real Property.

         (j) To the current actual knowledge of Seller, Seller has not received any written notification from any governmental authority that the Real Property is in violation of any applicable law, where such violation remains outstanding and, if not corrected, would have a material adverse effect on the Real Property.

         5.2 Buyer. The  representations and warranties of Buyer in this section
5.2 and in Buyer's Closing Certificate (as hereinafter defined) are a material inducement for Seller to enter into this Agreement. Seller would not sell the Property to Buyer without such representations and warranties of Buyer. Such representations and warranties shall survive the Closing for only one (1) year after the Closing Date, at which time such representations and warranties shall terminate. Buyer represents and warrants to Seller as of the date of this Agreement as follows:

         (a) Buyer is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Buyer has a duly issued and presently effective certificate of registration for a foreign limited liability company to transact intrastate business in California from the Secretary of State of California. Buyer has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary action on the part of Buyer and all required consents and approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.


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         (b) Except  for  Colliers  International,  Buyer has not dealt with any real estate broker or finder in connection with the purchase of the Property from Seller or this Agreement.

                                    ARTICLE 6

                                    Covenants

         6.1 Seller. Seller covenants and agrees with Buyer as follows:

         (a) Seller shall use reasonable efforts, in good faith and with diligence, to cause all of the representations and warranties made by Seller in section 5.1 hereof to be true and correct on and as of the Closing Date. At the Closing on the Closing Date, Seller shall execute and deliver to Buyer a Seller's Closing Certificate ("Seller's Closing Certificate") in the form of
Exhibit I attached hereto, certifying to Buyer that all such representations and warranties are true and correct on and as of the Closing Date, with only such exceptions therein as are necessary to reflect facts or circumstances arising between the date of this Agreement and the Closing Date which would make any such representation or warranty untrue or incorrect on and as of the Closing Date.

         (b) Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements, that may be suffered or incurred by Buyer if any representation or warranty made by Seller in section 5.1 hereof or in Seller's Closing Certificate was untrue or incorrect in any material respect when made or that may be caused by any material breach by Seller of any such representation or warranty. The foregoing indemnification covenant shall survive the Closing for as long as Seller is liable for a breach of any such representation or warranty.

         (c)  Seller  shall  use  reasonable  efforts,  in good  faith  and with diligence, to obtain an Estoppel Certificate (the "Sublease Estoppel Certificate") substantially in the form of Exhibit J attached hereto executed by the City and to deliver the Sublease Estoppel Certificate to Buyer before the Closing Date.

         (d) If the purchase and sale of the Property is completed in accordance with this Agreement, Seller shall pay the commission due Colliers International in accordance with the separate written agreement between Seller and such real estate broker.

         (e) From the date of this Agreement through the Closing Date, (i) Seller shall not market the Property to others or enter into any other agreement to sell the Property and (ii) Seller shall not execute any agreements (except the agreements described in sections 7.1 and 7.2 hereof) that will affect the Property after the Closing Date.

         (f) From the date of this Agreement until the Closing Date, Seller shall (i) maintain in force insurance policies with coverages and amounts substantially the same in all material respects as the insurance policies carried by Seller on the date of this Agreement, (ii) cooperate with Buyer in reasonable ways, without incurring any significant expense, to obtain land use approvals for the development of the Real Property by Buyer, (iii) comply in all material respects


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with laws or governmental  regulations  applicable to Seller relating to the use of the Real Property in substantially the same manner as Seller complied with such laws or governmental regulations prior to the date of this Agreement and maintain the Real Property in substantially the same manner as Seller maintained the Real Property prior to the date of this Agreement, (iv) not transfer or assign the Permits, the Agreements, the Plans and Specifications or the Sublease, or any interest therein, or further encumber the Property in any way,
(v) perform all material obligations of Seller, and comply in material respects with all requirements of Seller, under the Permits, the Agreements and the Sublease, and (vi) give notice to Buyer reasonably promptly after Seller discovers any fact or circumstance that would make any representation and warranty made by Seller in section 5.1 hereof untrue or incorrect in any material respect or that would cause Seller to materially default in the performance of any material covenant to be performed by Seller under this Agreement.

         (g) Seller shall use reasonable efforts, in good faith and with diligence, to obtain an Estoppel Certificate (the "Development Agreement Estoppel Certificate") substantially in the form of Exhibit K attached hereto executed by the City and to deliver the Development Agreement Estoppel Certificate to Buyer on or before the Closing Date.

         (h) On the Closing Date, Seller shall pay to the City the amount of two million dollars ($2,000,000) (the "$2,000,000 Payment") in accordance with
Section 1.3 of the Amendment to Development Agreement.

         (i) On the Closing Date, Seller shall donate to the City the amount of one million three hundred thousand dollars ($1,300,000) (the "$1,300,000 Donation") in accordance with Section 1.4 of the Amendment to Development Agreement.

         6.2 Buyer. Buyer covenants and agrees with Seller as follows:

         (a) Buyer shall use reasonable efforts, in good faith and with diligence, to cause all of the representations and warranties made by Buyer in section 5.2 hereof to be true and correct on and as of the Closing Date. At the Closing on the Closing Date, Buyer shall execute and deliver to Seller a Buyer's Closing Certificate ("Buyer's Closing Certificate") in the form of Exhibit L attached hereto, certifying to Seller that all such representations and warranties are true and correct on and as of the Closing Date, with only such exceptions therein as are necessary to reflect facts or circumstances arising between the date of this Agreement and the Closing Date which would make any such representation or warranty untrue or incorrect on and as of the Closing Date.

         (b) Buyer shall use reasonable efforts, in good faith and with diligence, to obtain the approvals from the City and the Redevelopment Agency (as hereinafter defined) described in sections 7.1(a), 7.1(b), 7.2(a) and 7.2(b) hereof as soon as reasonably practicable but in any event by the date set forth in sections 7.1(a), 7.1(b), 7.2(a) and 7.2(b) hereof.

         (c) If the City requires payment to the City of the sum of two hundred fifty thousand dollars ($250,000) (the "Mahon Creek Contribution") prior to the Closing Date pursuant to the Development Agreement (as hereinafter defined) and Seller pays the Mahon Creek Contribution to the City and furnishes reasonable written evidence confirming such payment to Buyer before


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


the Closing Date, then, on the Closing Date, Buyer shall reimburse Seller for the Mahon Creek Contribution.

         (d) If the Closing Date does not occur on or before October 31, 2000, then Buyer shall pay to Seller on the Closing Date or the date on which this Agreement terminates, whichever occurs first, the costs (the "Carrying Costs") incurred by Seller for property taxes levied against the Real Property and interest, rent and other charges (excluding principal) payable to Lease Plan North America, Inc. or ABN AMRO Bank, N.V. in accordance with the "synthetic lease" financing of the Real Property disclosed in the Preliminary Report during the period from and including November 1, 2000, to but excluding the Closing Date or the date on which this Agreement terminates, whichever occurs first. Seller shall furnish a reasonable written accounting showing in reasonable detail the calculation of the Carrying Costs to Buyer.

         (e) Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements, that may be suffered or incurred by Seller if any representation or warranty made by Buyer in section 5.2 hereof or in Buyer's Closing Certificate was untrue or incorrect in any material respect when made or that may be caused by any material breach by Buyer of any such representation or warranty.

         6.3 Eminent Domain. If, before the Closing Date, proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property which, as reasonably determined by Buyer, would render the Property unsuitable for Buyer's intended use, Buyer shall have the right, by giving notice to Seller within thirty (30) days after Seller gives notice of the commencement of such proceedings to Buyer, to terminate this Agreement, in which event this Agreement shall terminate. For the purposes of this Agreement, a taking is "material" if it would prevent construction of one or more of the buildings planned for the Real Property. If, before the Closing Date, proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or if Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, on the Closing Date, the condemnation award (or, if not theretofore received, the right to receive such award) payable on account of the taking shall be transferred to Buyer. Seller shall give notice to Buyer reasonably promptly after Seller's receiving notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property. If necessary, the Closing Date shall be postponed until Seller has given any notice to Buyer required by this section 6.3 and the period of thirty (30) days described in this section 6.3 has expired.

                                   ARTICLE 7

                              Conditions Precedent

7.1 Seller. The obligations of Seller under this Agreement are subject to satisfaction of all of the conditions set forth in this section 7.1. Seller may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing.


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After the  Closing,  any such  condition  that has not been  satisfied  shall be treated as having been waived in writing. No such waiver shall constitute a waiver by Seller of any of its rights or remedies if Buyer defaults in the performance of any covenant or agreement to be performed by Buyer under this Agreement or if Buyer breaches any representation or warranty made by Buyer in section 5.2 hereof or in Buyer's Closing Certificate. If any condition set forth in this section 7.1 is not fully satisfied or waived in writing by Seller, this Agreement shall terminate, but without releasing Buyer from liability if Buyer defaults in the performance of any such covenant or agreement to be performed by Buyer or if Buyer breaches any such representation or warranty made by Buyer before such termination.

         (a) On or before November 20, 2000, the City shall have finally adopted an ordinance approving the Amendment to Development Agreement (the "Amendment to Development Agreement"), in all material respects substantially in the form of Exhibit M attached hereto, which amends the Development Agreement (the "Development Agreement") dated February 17, 1998, among Village Builders, L.P., a California limited partnership, the City and Seller, and recorded April 9, 1998, as Document No. 1998-023245 the Official Records of Marin County, California.

         (b) On or before November 20, 2000, the San Rafael Redevelopment Agency, a public body, corporate and politic (the "Redevelopment Agency"), shall have finally adopted a resolution approving the Consent and Agreement (the "Consent and Agreement"), in all material respects substantially in the form of Exhibit N attached hereto, which amends the Owner Participation, Disposition and Development Agreement dated May 18, 1998, between the Redevelopment Agency and Seller, as amended by the First Amendment to Owner Participation, Disposition and Development Agreement dated September 7, 1999, between the Redevelopment Agency and Seller.

         (c) On or before December 21, 2000, the ordinance adopted by the City approving the Amendment to Development Agreement shall have become effective in accordance with California Government Code Section 36937.

         (d) On or before the last day of the Property Approval Period, Seller shall have received written consents or approvals from PG&E for the assignment by Seller and the assumption by Buyer (or a permitted assignee as described in section 9.9 hereof) of the Permits and the Agreements to which PG&E is a party, but only to the extent that such Permits or such Agreements expressly require such consent or approval.

         (e) On the Closing Date, Buyer shall not be materially in default in the performance of any material covenant to be performed by Buyer under this Agreement.

         (f) On the Closing Date, all representations and warranties made by Buyer in section 5.2 hereof shall be true and correct in all material respects as if made on and as of the Closing Date and Seller shall have received Buyer's Closing Certificate, executed by Buyer, in which Buyer certifies to Seller that all representations and warranties made by Buyer in section 5.2 hereof are true and correct on and as of the Closing Date, without material adverse exceptions.


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


         7.2 Buyer. The obligations of Buyer under this Agreement are subject to satisfaction of all of the conditions set forth in this section 7.2. Buyer may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing. No such waiver shall constitute a waiver by Buyer of any of its rights or remedies if Seller defaults in the performance of any covenant or agreement to be performed by Seller under this Agreement or if Seller breaches any representation or warranty made by Seller in section 5.1 hereof or in Seller's Closing Certificate. If any condition set forth in this section 7.2 is not fully satisfied or waived in writing by Buyer, this Agreement shall terminate, but without releasing Seller from liability if Seller defaults in the performance of any such covenant or agreement to be performed by Seller or if Seller breaches any such representation or warranty made by Seller before such termination.

         (a) On or before November 20, 2000, the City shall have finally adopted an ordinance approving the Amendment to Development Agreement.

         (b) On or before November 20, 2000, the Redevelopment Agency shall have finally adopted a resolution approving the Consent and Agreement.

         (c) On or before December 21, 2000, the ordinance adopted by the City approving the Amendment to Development Agreement shall have become effective in accordance with California Government Code Section 36937.

         (d) On or before the last day of the Property Approval Period, Buyer shall have received written consents or approvals from PG&E for the assignment by Seller and the assumption by Buyer (or a permitted assignee as described in section 9.9 hereof) of the Permits and the Agreements to which PG&E is a party, but only to the extent that such Permits or such Agreements expressly require such consent or approval.

         (e) On the Closing Date, Seller shall not be materially in default in the performance of any material covenant to be performed by Seller under this Agreement.

         (f) On the Closing Date, all representations and warranties made by Seller in section 5.1 hereof shall be true and correct in all material respects as if made on and as of the Closing Date and Buyer shall have received Seller's Closing Certificate, executed by Seller, in which Seller certifies to Buyer that all representations and warranties made by Seller in section 5.1 hereof are true and correct on and as of the Closing Date, without material adverse exceptions.

         (g) On the Closing Date, the Title Company shall be prepared to issue to Buyer an American Land Title Association Owner's Policy of title insurance, with liability equal to the total purchase price for the Property, insuring Buyer that fee title to the Real Property is vested in Buyer subject only to the Permitted Exceptions.

         (h) On the Closing Date, Buyer shall have received the Sublease Estoppel Certificate substantially in the form of Exhibit J attached hereto, without material adverse exceptions, executed by the City.


                                    EXHIBIT O

         (i) On the Closing Date, Buyer shall have received the Development Agreement Estoppel Certificate substantially in the form of Exhibit K attached hereto, without material adverse exceptions, executed by the City.

         (j) On the Closing Date, Seller shall have delivered the $2,000,000 Payment to the City.

         (k) On the Closing Date, Seller shall have delivered the $1,300,000 Donation to the City.

                                    ARTICLE 8

                                     Closing

         8.1 Procedure. Seller and Buyer shall cause the following to occur at the Closing on the Closing Date:

         (a) The Grant Deed for the Real Property, duly executed and acknowledged by Seller, and the PG&E Assignment, duly executed and acknowledged by Seller and Buyer, shall be recorded in the Official Records of Marin County, California.

         (b) Seller shall date as of the Closing Date, execute and deliver to Buyer (i) the PG&E Assignment, (ii) the General Assignment, (iii) Seller's Closing Certificate, (iv) a Certificate of Nonforeign Status in the form of Exhibit O attached hereto, and (v) a California Form 590-RE Withholding Exemption Certificate for Real Estate Sales.

         (c) Buyer shall date as of the Closing Date, execute and deliver to Seller (i) the PG&E Assignment, (ii) the General Assignment, and (iii) Buyer's Closing Certificate.

         (d) Seller and Buyer each shall execute the Amendment to Development Agreement and deliver the Amendment to Development Agreement to the City.

         (e) Seller and Buyer each shall execute the Consent and Agreement and deliver the Consent and Agreement to the Redevelopment Agency.

         (f) Buyer shall pay to Seller in cash in  immediately  available  funds
(i) the purchase  price for the Property in accordance  with section 2.1 hereof,
(ii) if applicable, the Mahon Creek Contribution, and (iii) if applicable, the Carrying Costs.

         (g) The Title Company shall issue to Buyer the title insurance policy described in section 7.2 hereof.

         (h) Seller  shall  deliver to the City (i) the  $2,000,000  Payment and
(ii) the $1,300,000 Donation.

         8.2 Possession. Subject to the Sublease, Seller shall transfer possession of the Real Property to Buyer on the Closing Date. Seller shall, on the Closing Date, deliver to Buyer originals (or copies if Seller does not have originals) the Sublease, the Permits, the Agreements and the Plans and Specifications in the possession of Seller and copies of any other documents


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relating to the Real Property in the possession of Seller requested by Buyer. On the Closing Date, Seller shall send a letter to the City, as the tenant under the Sublease, notifying the City that the Real Property has been sold to Buyer and directing the City to pay future rent and other charges under the Sublease to Buyer at the address to be furnished by Buyer.

         8.3 Closing Costs. Seller shall pay the Marin County documentary transfer tax in respect of the Grant Deed and one-half of the City of San Rafael conveyance tax in respect of the Grant Deed. Buyer shall pay one-half of the City of San Rafael conveyance tax in respect of the Grant Deed, the premium for the title insurance policy described in section 7.2 hereof, the escrow fee charged by the Title Company, and the recording fee for the Grant Deed. When the Grant Deed is submitted to the Recorder for recordation, Seller shall, in accordance with California Revenue and Taxation Code Section 11932, request that the amount of the documentary transfer tax due be shown on a separate paper which shall be affixed to the Grant Deed by the Recorder after the permanent record is made and before the Grant Deed is returned to Buyer. On the Closing Date, Buyer shall reimburse Seller for the cost of the current ALTA survey of the Real Property furnished by Seller to Buyer pursuant to section 1.2 hereof.

         8.4 Prorations. At the Closing on the Closing Date, the current rent under the Sublease and other revenues, the current installment of real property taxes and assessments levied against the Real Property, current utilities, and other current operating and maintenance expenses of the Real Property shall be prorated between Seller and Buyer as of the Closing Date on the basis of the actual number of days in the month.

                                    ARTICLE 9

                                     General

         9.1 Notices. All notices and other communications under this Agreement shall be properly given only if made in writing and mailed by certified mail, return receipt requested, postage prepaid, or delivered by hand (including messenger or recognized delivery, courier or air express service), or transmitted by facsimile (provided the facsimile is sent during normal business hours on business days and confirmation of good and complete delivery is produced by the sending facsimile machine) to the party at the address set forth in this section 9.1 or such other address as such party may designate by notice to the other party. Such notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed, or on the date of such hand delivery if hand delivered, or on the date of delivery (confirmed by the sending facsimile machine) if transmitted by facsimile. If any such notice or other communication is not received or cannot be delivered because the receiving party changed its address and failed to give notice of such change to the sending party or due to a refusal to accept by the receiving party, such notice or other communication shall be effective on the date delivery is attempted. Any notice or other communication under this Agreement may be given on behalf of a party by the attorney for such party.

         (a) The address of Seller is Fair, Isaac and Company, Inc., 200 Smith Ranch Road, San Rafael, California 94903-1996, attention: Peter L. McCorkell, Esq., Executive Vice President and General Counsel, facsimile (415) 492-5688, with a copy given simultaneously to



                                    EXHIBIT O

Pillsbury Madison & Sutro LLP, 50 Fremont Street, San Francisco, California 94105, attention: Frederick D. Minnes, Esq., facsimile (415) 983-1200.

         (b) The address of Buyer is San Rafael Corporate Center, LLC, c/o Equity Office Properties Management Corp., Two North Riverside Plaza, Chicago, Illinois 60606, attention: Stanley M. Stevens, Vice President, facsimile (312) 559-5021, with a copy given simultaneously to The Wilson Group, Inc., 120 Howard Street, San Francisco, California 94105, attention: Thomas P. Sullivan, President, facsimile (415) 543-9437, with a further copy given simultaneously to DR Young Associates, 57 Inverness Drive, San Rafael, California 94901, attention: Donald R. Young, facsimile (415) 456-5753, and with a further copy given simultaneously to Farella Braun & Martel, 235 Montgomery Street, 30th Floor, San Francisco, California 94104, attention: Craig P. Wood, Esq., facsimile (415) 954-4480.

         9.2 Attorneys' Fees. If there is any legal action or proceeding between Seller and Buyer arising from or based on this Agreement, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees shall be included in and as a part of such judgment.

         9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         9.4 Construction. Seller and Buyer acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any document executed and delivered by either party in connection with the transactions contemplated by this Agreement. The captions in this Agreement are for convenience of reference only and shall not be used to interpret this Agreement.

         9.5 Terms Generally. The defined terms in this Agreement shall apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "person" includes individuals, corporations, partnerships, trusts, other legal entities, organizations and associations, and any government or governmental agency or authority. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "approval," "consent" and "notice" shall be deemed to be preceded by the word "written." As used in this Agreement, "business day" shall mean a day on which banks and government offices in California are open for business.


                                    EXHIBIT O

         9.6 Further Assurances. From and after the date of this Agreement, Seller and Buyer agree to do such things, perform such acts, and make, execute, acknowledge and deliver such documents as may be reasonably necessary or proper and usual to complete the transactions contemplated by this Agreement and to carry out the purpose of this Agreement in accordance with this Agreement.

         9.7 Partial Invalidity and Waiver. If any provision of this Agreement is determined by a proper court to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement and this Agreement shall remain in full force and effect without such invalid, illegal or unenforceable provision. No waiver of any provision of this Agreement or any breach of this Agreement shall be effective unless such waiver is in writing and signed by the waiving party and any such waiver shall not be deemed a waiver of any other provision of this Agreement or any other or subsequent breach of this Agreement.

         9.8 Waiver of Jury Trial. Seller and Buyer each hereby expressly, irrevocably, fully and forever releases, waives and relinquishes any and all right to trial by jury in any claim, demand, action, suit, proceeding or cause of action in which Seller and Buyer are parties, which in any way (directly or indirectly) arises out of, results from or relates to any of the following, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis: This Agreement; any document executed or delivered pursuant to this Agreement; any past, present or future act, omission, conduct or activity with respect to this Agreement; any transaction, event or occurrence contemplated by this Agreement; the performance of any obligation or the exercise of any right under this Agreement; or the enforcement of this Agreement. Seller and Buyer each agrees that this Agreement constitutes written consent that trial by jury shall be waived in any such claim, demand, action, suit, proceeding or other cause of action pursuant to California Code of Civil Procedure Section 631 and agrees that Seller and Buyer each shall have the right at any time to file this Agreement with the clerk or judge of any court in which any such claim, demand, action, suit, proceeding or other cause of action may be pending as statutory written consent to waiver of trial by jury in accordance with California Code of Civil Procedure Section 631.

         9.9 Miscellaneous. The Exhibits attached to this Agreement are made a part of this Agreement. Neither Seller nor Buyer shall make any public announcement of this Agreement or the transactions contemplated by this Agreement without the prior consent of the other, unless any such announcement is reasonably necessary to comply with applicable law. Buyer shall not assign or transfer this Agreement, or any interest in or part of this Agreement, without the prior consent of Seller. Notwithstanding the foregoing, Buyer may assign this Agreement, without Seller's consent, to any affiliate of Buyer. An "affiliate" shall mean any entity controlling, controlled by, or under common control with the applicable party or person. Furthermore, Seller hereby consents to the following assignments of this Agreement: (a) assignment by Buyer to EOP Operating Limited Partnership, a Delaware limited partnership ("EOP"); (b) assignment by Buyer or EOP to an entity ( "Devco") that is entirely owned by an affiliate of EOP and an entity more than fifty percent (50%) of which is owned by William Wilson III and other individuals who were formerly officers and employees of Cornerstone Properties Inc. or any of its affiliates or subsidiaries; and (c) assignment by Devco to an entity entirely owned by Devco alone or by Devco and one of its members or affiliates of such members or by just one member of Devco and that member's affiliates. The foregoing approval of certain assignments shall include transfer of the interests in the identified entities. Buyer shall give notice of any such assignment, with a full description of the assignee and a copy of the assignment executed by Buyer and the assignee, to Seller at least ten (10) business days before the Closing Date. No such assignment or transfer shall release Buyer from any obligation or liability under this Agreement. Notwithstanding the foregoing, if the assignee executes an assumption agreement in favor of Seller, in form and


                                    EXHIBIT O
substance reasonably satisfactory in all respects to Seller, in which the assignee assumes all obligations of Buyer under this Agreement, then the assignor shall be released from liability for performance of the obligations assumed by the assignee. Subject to the foregoing, this Agreement shall benefit and bind Seller and Buyer and their respective successors and assigns. Time is of the essence of this Agreement. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement. This Agreement may not be amended or modified except by a written agreement signed by Seller and Buyer. This Agreement constitutes the entire and integrated agreement between Seller and Buyer relating to the purchase and sale of the Property and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect to the sale of the Property.

         IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first hereinabove written.

                                      FAIR, ISAAC AND COMPANY, INC., a Delaware corporation


                                      By
                                         ---------------------------------------
                                                    Henk J. Evenhuis
                                                Chief Financial Officer

                                      SAN RAFAEL CORPORATE CENTER, LLC, a
                                      Delaware limited liability company

                                      By EOP OPERATING LIMITED PARTNERSHIP,
                                         a Delaware limited partnership,
                                         its sole Member

                                           By  EQUITY OFFICE PROPERTIES  TRUST,
                                               a Maryland real estate investment
                                               trust, its sole General Partner

                                               By
                                                   -----------------------------
                                                   Title
                                                         -----------------------


                                    EXHIBIT O